EXHIBIT 99.1

Contact:               Jacob Inbar

President and Chief Executive Officer

(805) 388-1345, Ext. 201

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS’ MICA-TECH SUBSIDIARY

RECEIVES $816,000 ORDER

CAMARILLO, California – September 17, 2007

AML Communications, Inc. (AMLJ.OB) today announced its subsidiary Mica-Tech, Inc. has received two orders totaling $816,000 from Tri-State Generation and Transmission, Inc., a Touchstone Energy Cooperative.  Tri-State generates and transports electricity to its member systems throughout a 250,000 square-mile service territory across Colorado, Nebraska, New Mexico and Wyoming.

The ordered products are a number of intelligent satellite communication systems for Supervisory Control And Data Acquisition (SCADA ) of the electric power grid.   The system has over ten (10) years history of reliable, high security data acquisition and control for the power grid.  The system has earned high marks for reliability, working through extreme solar flares, rain, and solar equinox, which negatively impacts competing satellite systems.  In addition to SCADA functions, the system is replacing expensive (and often unreliable) leased lines traditionally used for control of the power grid.  The system allows power utilities to automate and control remote areas of the power grid where communication has been difficult to implement, enabling greater stability of the grid.

AML Communications is a designer, manufacturer and marketer of amplifiers and integrated assemblies that address the Defense Microwave markets. The Company’s Web site is located at http://www.amlj.com.

Mica-Tech, Inc., a subsidiary of the Company, designs, manufactures, and markets an intelligent satellite communication system to provide SCADA data collection and control at the supervisory level for the electric power grid. The Mica-Tech website is located at http://www.mica-tech.com/.

Tri-State Generation and Transmission, Inc. is a wholesale electric power supplier owned by the 44 electric cooperatives that it serves. Serving more than 1.4 million consumers, Tri-State was founded in 1952 by its member systems to provide a reliable, cost-based supply of electricity. Headquartered in Westminster, Colo., Tri-State employs more than 1,000 people throughout its four-state service area. Tri-State’s Web site is located at http://www.tristategt.org/.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”,  and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.